STOCK PURCHASE AGREEMENT


     This stock purchase agreement (this "Agreement") is made this 1st day of April, 1999, by and among William E. Krebs, CA, whose address is 300 Stewart Road, Salt Spring Island, British Columbia V8K 2C4 Canada, James J. Hutton, whose address is 6442 - 180th Street, Surrey, British Columbia V3S 7K2 Canada (collectively referred to as "Buyers' Attorneys in Fact"), Equity Capital Group, Inc., a Nevada corporation, ("Equity") and Robert Cashman, whose address is Suite 220, 2100 West Orangewood Avenue, Orange, California 92868-1950 ("Cashman"). The parties to this Agreement are referred to hereinafter as the "Parties" and each thereto, a "Party").

     WHEREAS, certain parties represented by Buyers' Attorneys in Fact desire to purchase substantially all the non-trading capital stock of a "shell" company which is trading on the National Association of Securities Dealers, Inc. Over-the-Counter Bulletin Board ("OTCBB"); and

     WHEREAS, Equity is a nonreporting shell company with 2,315,000, issued and outstanding shares of common stock ("Equity Shares") which trades on the OTCBB under the symbol "EQCG; and

     WHEREAS, Cashman is the majority shareholder of Equity; and

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties agree as follows:

1.   DUTIES OF THE PARTIES

I. The Buyers' Attorneys in Fact will deliver to Equity or to Andrew Yurcho, Esq. US$200,000, its attorney at law, representing the purchase price of the Equity Shares purchased.

II. Equity will enter into an Agreement and Plan of Distribution whereby it will transfer all its assets and liabilities to Pioneer Growth Corp. a Nevada corporation;

III. Equity will reverse split its issued and outstanding common stock in the ratio of 4:1.

IV. Upon the written request of Buyers' Attorney in Fact, and subsequent to the reverse split referred to in Section 1 (I) above, Equity will deliver to
     Buyers' Attorneys in Fact and/or the parties represented by them, certificates representing an aggregate of 8,293,000 Equity Shares all of which will be freely tradable pursuant to Rule 504 to the United States Securities Act of 1933, as amended; and Cashman will deliver certificates representing an aggregate of 125,000 Equity Shares which will contain a legend restricting transfer in the absence of an effective registration statement filed with the United States Securities and Exchange Commission or an exemption therefrom.

V. Upon the written request of Buyers' Attorneys in Fact, Equity will file with the Secretary of State of Nevada a certificate of amendment to the articles of incorporation which would inter alia increase the number of shares of capital stock, change the name and add provisions for the protection of directors and officers.

4.   ADDITIONAL DOCUMENTS TO BE DELIVERED

I.   Equity shall deliver to Buyers' Attorneys in Fact:

     a. Upon the request of Buyers Attorneys in Fact, certificates representing the Shares, duly endorsed or accompanied by stock powers duly executed and otherwise in form acceptable for transfer on the books of Equity.

     b. The stock books, stock ledgers, stock transfer records, minute books, and corporate seal of Equity and all other books, filings, and business and corporate records of Equity, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, agreements and contracts.

     c. The opinion of counsel of Equity in form acceptable to Buyers' Attorneys in Fact which inter alia shall state that Equity is in good standing under the laws of Nevada and, that there are no liabilities, that there are no rights, options, warrants, preemptive rights, convertible securities or other claims on the part of any person for the issuance of capital stock and that Equity is a non reporting company Securities Exchange Act of 1934 ("1934 Act") except the Equity Warrants to be issued pursuant to this Agreement.

     d. Audited financial statements of Equity for the last two fiscal years ending March 31.

     e. Upon the request of Buyers' Attorney in Fact, a Board of Directors' resolution appointing such persons as Buyers' Attorneys in Fact designates as director(s) of Equity.

     f. Upon the request of Buyers' Attorney in Fact, resignations of the directors and officers of Equity.

     g. A list of violations of federal or state of NASD laws, rules and regulations relating to securities of Equity and any actions related thereto and all communications with either the SEC or NASD whether oral or written.

     h. Documents evidencing the sale or transfer of Equity's existing businesses, including all assets and liabilities.

     i. All other previously undelivered items required to be delivered to Buyers' Attorneys in Fact by Equity at or prior to the closing.

II. It is acknowledged by the Parties that Buyers' Attorneys in Fact, through its attorney at law, has delivered to Equity a wire transfer in favor of Equity in the amount of US$200,000, the receipt of which is hereby acknowledged.

5.    REPRESENTATIONS AND WARRANTIES OF SELLERS' ATTORNEY IN FACT

Equity represents and warrants to Buyers' Attorneys in Fact as follows:

I.    Title to the Shares

     The Equity Shares to be transferred to Buyers' Attorneys in Fact are free and clear of all liens, claims, options, charges, and encumbrances whatsoever.

II.   Valid Agreement

     Neither the execution and delivery of this Agreement nor the consummation by Equity of the transactions contemplated hereby

     i) violates or will violate any stature or law or any rule, regulation, or order of any court or governmental authority, or

     ii) violates or will violate, or conflicts with or will conflict with, or constitutes a default under or will constitute a default under, any contract, commitment, agreement, understanding, arrangement, or restriction of any kind to which Equity is bound.

III. Organization of Equity

     Equity is a corporation duly organized, validly existing, and in good standing under the laws of Nevada. The copies of the articles of incorporation, and all amendments thereto, of Equity, as certified by the Secretary of State of Nevada, and the by-laws, as amended to date, of Equity, as certified by its Secretary, are complete and correct and shall be delivered to Buyers' Attorneys in Fact. All minutes of Equity are contained in minute books of Equity and shall be delivered to Buyers' Attorneys in Fact. No minutes will be included in such minute books which are not also furnished to Buyers' Attorneys in Fact. Equity Shares have been duly issued under an exemption from registration under the 1933 Act and are fully paid and nonassessable.

IV.  Capitalization of Equity

     The authorized capital stock of Equity consists of 10,000,000 shares of common stock, $0.001 par value per share and 100,000 shares of "blank check" preferred stock without par value.

V.   Financial Statements

     Equity shall deliver to Buyers' Attorneys in Fact audited financial statements of Equity prepared in accordance with GAAP, FASB, and SEC rules. All balance sheets fairly represent the financial condition and assets and liabilities, if any, of Equity as of the date thereof, and all of such statements of income fairly present the results of operations of Equity for the periods indicated, in each case in accordance with generally accepted accounting principles applied on a consistent basis.

VI.  Liabilities

     Equity has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on their respective financial statements. Sentinel is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving Equity or its common stock. There is no dispute of any kind between Equity and any third party, and no such dispute will exist at the closing of this Agreement. At the respective closings, Equity will be free form any and all liabilities, liens, claims, and/or commitments.

VII. Compliance with Laws

     Equity has complied with, and are not in violation of any federal, state, or local statute, law, and/or regulation including but not limited to rules and regulations under Federal securities laws.

VIII. Litigation

     Equity is not and has not been a party to any suit, action, arbitration, or legal, administrative, or other proceedings, or pending governmental investigation. There is no basis for any such action or proceeding and no such action or proceeding is threatened against Equity: and Equity is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state. Local, or foreign court, department, agency, or instrumentality.

IX.  SEC Compliance

     Equity is a "non-reporting" company under the 1934 Act.

X. Corporate Documents

     Copies of each of the following documents relating to Equity are true, complete, and correct in all material respects, will be attached to and made a part of this Agreement:

     Articles of Incorporation;

     Bylaws;

     Minutes of Shareholders Meetings;

     Lists of Officers and Directors;

     Audited Financial Statements; and

     Stock  register  and  stock  records  and  a  current,   accurate  list  of
     shareholders.

6.  REPRESENTATIONS AND WARRANTIES OF BUYERS' ATTORNEYS IN FACT

    Buyers' Attorneys in Fact will represent and warrant to Equity as follows:

I.   Organization of Buyers' Attorneys in Fact

     Buyers' Attorneys in Fact represents a group of companies and individuals.

II.  Authorization

     The execution and delivery of this Agreement by Buyers' Attorneys in Fact and the consummation of the transactions contemplated hereby have been, or will be prior to Closing, duly authorized by the Board of Directors or Executive Committee, to the extent required by any person represented by Buyers' Attorneys in Fact; and Buyers' Attorneys in Fact will deliver at or before Closing, to the extent required, a complete and correct copy, certified by its Secretary or Assistant Secretary, of the relevant resolutions adopted at the meeting or meetings at which such authorization, if any, took place.

III. Valid Agreement

     This Agreement constitutes a valid and binding agreement of Buyers' Attorneys in Fact, and the persons so represented, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation by Buyers' Attorneys in Fact of the transactions contemplated hereby violates or conflicts with any agreement or other restriction of any kind to which Buyers' Attorneys in Fact is as a party or by which they are bound.

7.   WAIVER

     Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

8.   SEVERABILITY

     The invalidity or unenforceability of any term or provision or any clause or portion thereof, of this Agreement, shall in no way impair or affect the validity or enforceability of any other provision of this Agreement, all of the same which shall remain in full force and effect in accordance with the terms hereof.

9.   ENTIRE AGREEMENT

     This Agreement embodies the entire understanding between the Parties on the matters of consultation and remuneration for same, any and all prior correspondence, conversations, or memoranda being merged herein and replaced hereby and being without effect herein, and no change, alteration, or modification, hereof may be made except in writing signed by each Party hereto.

10.  GOVERNING LAW

     This Agreement shall be governed by the laws of the State of Nevada, applicable to contracts made and to be performed within the State of Nevada.

11.  ATTORNEYS' FEES

     In the event of litigation arising out of this Agreement, the prevailing Party shall be entitled to an award of its reasonable attorneys' fees and costs, including any fees incurred on appeal.

12.  NONDISCLOSURE, NON-CIRCUMVENTION, FORCE MAJEURE

     It is understood that the rules of nondisclosure, non-circumvention, and force majeure shall be enforced and considered part of this Agreement.


     IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the day and year first written above.



     Per: /s/ William E. Krebs                      Per:  /s/ James J. Hutton
     -------------------------                      --------------------------
     William E. Krebs                               James J. Hutton


                          As attorneys-in-fact for Buyers
                          And for the "Investors" as such
                          Word is defined in Section 1 (III)


     EQUITY CAPITAL GROUP, INC.


     Per: /s/ Robert Cashman                        Per: /s/ Robert Cashman
     -----------------------                        -----------------------
     Robert Cashman                                 Robert Cashman
     President